UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(281) 408-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On August 13, 2012, Eagle Rock Energy Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (the “Underwriters”), relating to the public offering of 10,120,000 common units representing limited partner interests in the Partnership, which amount includes 1,320,000 common units purchased pursuant to the full exercise of the Underwriters’ over-allotment option, at $8.72 per unit to the public.

The offering closed on August 17, 2012. The net proceeds from the sale of the common units sold pursuant to the Underwriting Agreement, including the proceeds received from the sale of the common units sold pursuant to the Underwriters’ over-allotment option, were approximately $84.5 million (after deducting underwriting discounts and commissions and estimated expenses).

The offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-163554), which was declared effective on March 30, 2010.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions.

From time to time, certain of the Underwriters and their related entities have engaged, and may in the future engage, in financial advisory, commercial banking and/or investment banking transactions with the Partnership and its affiliates in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these services.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein. Legal opinions relating to the Units are filed herewith as Exhibits 5.1 and 8.1.

Item 7.01                                           Regulation FD Disclosure.

On August 17, 2012, the Partnership issued a press release announcing the closing of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Eagle Rock filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement among Eagle Rock Energy Partners, L.P. and UBS Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, dated as of August 13, 2012.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the units.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

99.1	Closing Press Release of Eagle Rock Energy Partners, L.P., dated August 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: August 17, 2012	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement among Eagle Rock Energy Partners, L.P. and UBS Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, dated as of August 13, 2012.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the units.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

99.1	Closing Press Release of Eagle Rock Energy Partners, L.P., dated August 17, 2012.